Nine Months Ended
                                                           September 30,
                                                       1997            1996
                                                  -------------    -------------

Net Income (Loss)                                 $(49,880,121)    $(13,841,768)
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Weighted average number of common shares:
  Shares outstanding at 2/28/97                      2,100,173
  Shares outstanding at 4/30/97                      2,086,839
  Shares outstanding at 9/30/97                      2,254,948
  Shares outstanding nine months ended 9/30/96                        2,100,173

Weighted average shares outstanding                  2,183,196        2,100,173
                                                  =============    =============

Net (loss) per common share                       $     (22.85)    $      (6.59)
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